UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2022

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Deutsche Bank Trust Company Americas Trust & Agency Services 1 Columbus Circle, 17th Floor Mail Stop: NYC01-1710 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(904) 271-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest, no par value	MSB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02Results of Operations and Financial Condition.

Announcement of Receipt of Quarterly Royalty Report and Royalty Payment

On July 29, 2022, Mesabi Trust received the quarterly royalty report of iron ore shipments out of Silver Bay, Minnesota during the quarter ended June 30, 2022 (the “Royalty Report”) from Cleveland-Cliffs Inc. (“Cliffs”), the parent company of Northshore Mining Company (“Northshore”), and the Trust received a royalty payment, as summarized below.

Item 7.01Regulation FD.

Quarterly Royalty Report and Royalty Payment

As reported to Mesabi Trust by Cliffs in the Royalty Report, based on shipments of iron ore products by Northshore during the three months ended June 30, 2022, Mesabi Trust was credited with a base royalty of $1,222,786. For the three months ended June 30, 2022, Mesabi Trust was also credited with a bonus royalty in the amount of $1,048,102. No adjustments were taken by Cliffs for the quarter. In addition, a royalty payment of $44,106 was paid to the Mesabi Land Trust. Accordingly, the total royalty payments received by Mesabi Trust on July 29, 2022 from Cliffs were $2,314,994.

The royalties paid to Mesabi Trust are based on the volume of iron ore pellets produced or shipped during the quarter and the year to date, the pricing of iron ore product sales, and the percentage of iron ore pellet shipments from Mesabi Trust lands rather than from non-Mesabi Trust lands. In the second calendar quarter of 2022, Cliffs credited Mesabi Trust with 198,495 tons of iron ore shipped, as compared to 1,393,902 tons shipped during the second calendar quarter of 2021.

The volume of iron ore pellets (and other iron ore products) produced and shipped by Northshore varies from quarter to quarter and year to year based on a number of factors, including the requested delivery schedules of customers, general economic conditions in the iron ore industry, production schedules, Cliffs’ decisions to idle Northshore operations and weather conditions on the Great Lakes. Further, the prices of some iron ore products sold under some of the contracts among Northshore, Cliffs and certain of their customers, to which Mesabi Trust is not a party, are subject to interim and final pricing adjustments, dependent in part on multiple price and inflation index factors, some of which are not known until after the end of a contract year. The factors that could result in price adjustments include changes in the Platts Prices, hot-rolled coil steel price, the Atlantic Basin pellet premium, published Platts international indexed freight rates and changes in specified producer price indices, including those for industrial commodities, fuel and steel. These multiple factors can result in significant variations in royalties received by Mesabi Trust (and in turn, the resulting funds available for distribution to Unitholders by Mesabi Trust) from quarter to quarter and from year to year. These variations, which can be positive or negative, cannot be predicted by the Trustees of Mesabi Trust. Based on the above factors, and as indicated by Mesabi Trust’s historical distribution payments, the royalties received by Mesabi Trust, and the distributions paid to Unitholders, if any, in any particular quarter are not necessarily indicative of royalties that will be received, or distributions that will be paid, if any, in any subsequent quarter or full year.

In the Cliffs’ Royalty Report, Cliffs stated that the reported royalty payments were based on estimated iron ore pellet prices that are subject to change. It is possible that future negative price adjustments could offset, or even eliminate, royalties or royalty income that would otherwise be payable to Mesabi Trust in any particular quarter, or at year end, thereby potentially reducing cash available for distribution to Mesabi Trust’s Unitholders in future quarters.

Cliffs’ Announced Plan to extend Idling of all Operations at Northshore Mining Company until at least April 2023

As previously announced, on July 22, 2022, Cliffs held a conference call to discuss Cliffs’ second-quarter 2022 earnings. During the call, Lourenco Goncalves, Chairman, President, and Chief Executive Officer of Cliffs, disclosed “… we are now extending the ongoing idle at our Northshore swing facility to at least April of next year. With the increased use of scrap company-wide in our steel making operations made possible by the acquisition of FPT last year, the pellets from Northshore are not needed at this time. Rather than deplete this finite resource for the benefit of the Mesabi Trust and its so-called unit holders, we will keep Northshore idle until we decide otherwise.”

Cliffs’ announcement during its July 22, 2022 earnings call follows comments made by Cliffs’ CEO on October 22, 2021, about its plans to shift DR-grade pellet production away from Northshore and into Minorca, making Northshore a swing operation and idling the Northshore operations from time to time, and on February 11, 2022 to idle all production at the Northshore mine, starting in the spring, carrying through at least to the fall period, and maybe beyond. Cliffs had not previously notified Mesabi Trust of any of the aforementioned operational changes. Further, Cliffs has not recently requested any changes to the royalty structure, which is governed by a 1989 royalty agreement, and Cliffs has historically failed to engage in meaningful negotiations requested by Mesabi Trust to address the interpretations of the royalty structure. Finally, since Cliffs’ announcements that began in October 2021, Mesabi Trust has not received requests from Cliffs or any other party to discuss renegotiation of the 1989 royalty agreement.

As previously disclosed by Mesabi Trust, Cliffs’ current idling of Northshore operations, and the announced extended idling through at least April 2023, will result in a reduction to the Trust’s royalty income which, in turn, will reduce funds available for cash distribution to Unitholders.

Mesabi Trust notes that the existing 1989 royalty agreement was bargained for and agreed to by Mesabi and Cyprus Northshore (predecessor to Northshore Mining Company), and then approved by Mesabi Trust unitholders, to facilitate the resumption of operations following the three-year idling due to the bankruptcy of Reserve Mining.  The existing royalty structure provided Cyprus Northshore with the benefit of lower royalty payments at start-up, and when market conditions were poor and unfavorable, and in return it allowed Mesabi Trust the opportunity to receive higher royalty payments when market conditions were favorable.

Mesabi Trust notes that any change to the existing royalty structure would require an amendment to the royalty agreement, which would require the approval of the Trustees as well as approval of 66 2/3% in interest of the Trust Certificate Holders.

The Trustees of Mesabi Trust also wish to clarify that with respect to royalties, the royalty agreement also provides that regardless of whether any production or shipment of iron ore pellets has occurred, Northshore is obligated to pay Mesabi Trust a minimum advance royalty. Each year, the amount of the minimum advance royalty is adjusted (but not below $500,000 per annum) for inflation and deflation. The minimum advance royalty was $964,659 for calendar year 2020, was $976,765 for calendar year 2021 and is $1,034,237 for calendar year 2022. Until overriding royalties (and royalty bonuses, if any,) for a particular year equal or exceed the minimum advance royalty for the year, Northshore must make quarterly payments of up to 25% of the minimum advance royalty for the year. Because minimum advance royalties are essentially pre-payments of base overriding royalty and royalty bonuses (if any) earned during the year each year, any minimum advance royalties paid in a fiscal quarter are recouped by credits against base overriding royalties and royalty bonuses earned in later fiscal quarters during the year.

Forward-looking Statements

This report contains certain forward-looking statements based on Cliffs’ publicly announced plans with respect to DR-grade pellet production, third party sales, and use of Northshore in the future, which statements are intended to be made under the safe harbor protections of the Private Securities Litigation Reform Act of 1995, as amended. Cliffs’ implementation of, or changes to, these plans are beyond Mesabi Trust’s control. As such, such statements are subject to risks and uncertainties, which could cause actual results to differ materially. Additional information concerning these and other risks and uncertainties is contained in Mesabi Trust’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2022 (filed April 27, 2022) and Quarterly Report on Form 10-Q for the quarter ended April 30, 2022 (filed June 13, 2022). Mesabi Trust undertakes no obligation to publicly update or revise any of the forward-looking statements made herein to reflect events or circumstances after the date hereof.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

By:	/s/ Chris Niesz
Chris Niesz
Vice President
Deutsche Bank Trust Company Americas,
Corporate Trustee of Mesabi Trust

Dated: August 2, 2022